Exhibit 99.1
Harte Hanks Reports First Quarter 2026 Results
Advances Sector-Aligned Growth Strategy While Maintaining Strong Balance Sheet and Positive EBITDA
Chelmsford, Massachusetts – May 14, 2026 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the first quarter ended March 31, 2026. Despite revenue pressure in the first quarter, the Company continued to drive operational progress and secure strategic new business wins across key industries. Harte Hanks ended the quarter with a strong balance sheet positioning the Company to execute on its growth strategy, building momentum to deliver positive EBITDA throughout 2026.
“During the first quarter, we continued aligning Harte Hanks around priority sectors where our experience, trust, and focus on measurable outcomes can create the greatest client value,” said David Fisher, President of Harte Hanks. “By combining our deep customer experience expertise with sector knowledge and technology-enabled delivery, we are building a more focused, scalable company positioned to help clients acquire, serve, and retain customers more effectively. While revenue remained pressured by legacy offerings and market headwinds, we advanced our shift toward higher-value services and ended the quarter with a strong balance sheet, positioning Harte Hanks to execute on its growth strategy and build momentum toward positive EBITDA throughout 2026.”
First Quarter Highlights
•The Company ended the quarter with a cash balance of $4.5 million at March 31, 2026.
•Total revenues for Q1 2026 were $37.3 million, down 10.3% compared to $41.6 million in Q1 2025.
•Operating loss was $768 thousand compared to a loss of $40 thousand in the same quarter in the prior year.
•Net loss was $0.6 million, or $0.08 per basic and diluted share, compared to net loss of $0.4 million, or $0.05 per basic and diluted share, in the prior year quarter.
•The first quarter of 2026 had EBITDA of $0.3 million compared to EBITDA of $1.0 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation and restructuring charges, was $0.7 million for Q1 2026 and $1.8 million for the same quarter in 2025.
Segment Highlights
•Customer Care, $12.9 million in revenue, 35% of total – Segment revenue for the quarter decreased $0.1 million or 1.1% versus the prior year and EBITDA totaled $0.9 million for the quarter, a decline of 56.8% compared to the same period in the prior year.
•Fulfillment & Logistics Services, $16.5 million in revenue, 44% of total – Segment revenue for the quarter decreased $3.3 million or 16.6% versus the prior year quarter and EBITDA totaled $1.2 million, a decline of 28.9%.
•Revenue Solutions, $7.9 million in revenue, 21% of total – Segment revenue for the quarter decreased $0.9 million or 9.9% compared to the prior year quarter and EBITDA for the first quarter totaled $1.0 million vs. $1.1 million for the first quarter of 2025.
Balance Sheet and Liquidity
Harte Hanks ended the quarter with $4.5 million in cash and cash equivalents and $24.3 million of capacity on its credit line. The Company has no outstanding debt as of March 31, 2026. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2026 and beyond.

Exhibit 99.1
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Revenue Solutions, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Samsung, Pfizer, HBO Max, Volvo, Ford, FedEx, Abbott and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,100 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 which was filed on March 17, 2026. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

Exhibit 99.1
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation, severance, and restructuring. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income (Loss) adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, severance, and restructuring. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income (Loss). We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.
The use of non-GAAP measures does not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
David Garrison
Investor.Relations@hartehanks.com

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2026	2025
Revenue	$37,264	$41,561
Operating expenses
Labor	19,810	19,799
Production and distribution	11,339	14,057
Advertising, selling, general and administrative	5,641	5,844
Restructuring expenses	160	838
Depreciation and amortization expense	1,082	1,063
Total operating expenses	38,032	41,601
Operating loss	(768)	(40)
Other expenses, net
Interest expense, net	69	53
Other expense, net	161	514
Total other expense, net	230	567
Loss before income taxes	(998)	(607)
Income tax benefit	(370)	(215)
Net loss	(628)	(392)

Loss per common share
Basic and Diluted	$(0.08)	$(0.05)

Weighted average shares used to compute loss per share
Basic and Diluted	7,416	7,360

Comprehensive loss, net of tax:
Net loss	$(628)	$(392)

Adjustment to pension liability, net	74	165
Foreign currency translation adjustment	(78)	36
Total other comprehensive (loss) income, net of tax	(4)	201

Comprehensive loss	$(632)	$(191)

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands	March 31, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents, and restricted cash	$4,538	$5,587
Accounts receivable, net	26,116	27,841
Unbilled accounts receivable	8,052	6,728
Contract assets	133	321
Prepaid expenses	3,015	2,363
Prepaid income taxes and income tax receivable	1,864	1,431
Other current assets	2,063	2,046
Total current assets	45,781	46,317

Net property, plant and equipment	7,791	8,386
Operating lease right-of-use assets	18,945	19,247
Financing lease right-of-use assets	562	607
Other assets	17,326	17,269
Total assets	$90,405	$91,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,092	$13,096
Accrued expense	6,102	5,915
Accrued payroll and related expenses	3,323	2,749
Deferred revenue and customer advances	2,572	813
Customer postage and program deposits	849	868
Other current liabilities	2,823	3,180
Current portion of lease liabilities	3,965	3,543
Total current liabilities	30,726	30,164

Pension liabilities - Qualified plans	3,708	4,106
Pension liabilities - Nonqualified plan	16,778	16,995
Lease liabilities, net of current portion	18,050	18,861
Other long-term liabilities	1,040	1,174
Total liabilities	70,302	71,300

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	108,216	109,558
Retained earnings	813,184	813,812
Less treasury stock	(898,534)	(900,085)
Accumulated other comprehensive loss	(14,984)	(14,980)
Total stockholders’ equity	$20,103	$20,526

Total liabilities and stockholders’ equity	$90,405	$91,826

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended March 31,
In thousands	2026	2025
Net loss	$(628)	$(392)
Income tax benefit	(370)	(215)
Other expense, net	230	567
Depreciation and amortization expense	1,082	1,063
EBITDA	$314	$1,023

Stock-based compensation	218	(49)
Restructuring expense	160	838
Adjusted EBITDA	$692	$1,812

Operating loss	$(768)	$(40)
Stock-based compensation	218	(49)
Restructuring expense	160	838
Adjusted operating (loss) income	$(390)	$749
Adjusted operating margin (a)	(1.0%)	1.8%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Three months ended March 31, 2026	Revenue Solutions	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenue	$7,916	$12,857	$16,491	$—	$—	$37,264
Segment labor expense	4,454	9,011	3,966	—	2,379	19,810
Other segment operating expense	1,808	2,186	10,524	—	2,462	16,980
Restructuring expense	—	—	—	160	—	160
Contribution margin (loss)	$1,654	$1,660	$2,001	$(160)	$(4,841)	$314
Overhead allocation	675	771	800	—	(2,246)	—
EBITDA	$979	$889	$1,201	$(160)	$(2,595)	$314
Depreciation and amortization	160	132	516	—	274	1,082
Operating income (loss)	$819	$757	$685	$(160)	$(2,869)	$(768)

Three months ended March 31, 2025	Revenue Solutions	Customer Care	Fulfillment & Logistics	Restructuring Expense	Unallocated Corporate	Total
Revenue	$8,782	$13,001	$19,778	$—	$—	$41,561
Segment labor expense	4,487	8,016	4,562	—	2,734	19,799
Other segment operating expense	2,511	2,100	12,644	—	2,646	19,901
Restructuring expense	—	—	—	838	—	838
Contribution margin (loss)	$1,784	$2,885	$2,572	$(838)	$(5,380)	$1,023
Overhead allocation	711	826	882	—	(2,419)	—
EBITDA	$1,073	$2,059	$1,690	$(838)	$(2,961)	$1,023
Depreciation and amortization	217	51	501	—	294	1,063
Operating income (loss)	$856	$2,008	$1,189	$(838)	$(3,255)	$(40)